[DESCRIPTION]  Independent Auditors' Report
[TEXT]

                      [KPMG PEAT MARWICK LLP LETTERHEAD]




         Independent Auditors' Report On Internal Accounting Control
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The Board of Directors
American Capital Exchange Fund (a California Limited Partnership)


In planning and performing our audit of the financial statements of American Capital Exchange Fund (a California Limited Partnership) for the year ended December 31, 1995, we considered its internal control structure, including procedures for safeguarding securities, to determine our auditing procedures for the purpose of expressing our opinion on the financial statements and to comply with the requirements of Form N-SAR, not to provide assurance on the internal control structure.

The management of American Capital Exchange Fund (a California Limited Partnership) is responsible for establishing and maintaining an internal control structure. In fulfilling this responsibility, estimates and judgments by management are required to assess the expected benefits and related costs of internal control structure policies and procedures. Two of the objectives of an internal control structure are to provide management with reasonable, but not absolute, assurance that assets are safeguarded against loss from unauthorized use or disposition and that the transactions are executed in accordance with management's authorization and recorded properly to permit preparation of financial statements in conformity with generally accepted accounting principles.

Because of inherent limitations in any internal control structure, errors or irregularities may occur and not be detected. Also, projection of any evaluation of the structure to future periods is subject to the risk that it may become inadequate because of changes in conditions or that the effectiveness of the design and operation may deteriorate.

Our consideration of the internal control structure would not necessarily disclose all matters in the internal control structure that might be material weaknesses under standards established by the American Institute of Certified Public Accountants. A material weakness is a condition in which the design or operation of the specific internal control structure elements does not reduce to a relatively low level the risk that errors or irregularities in amounts that would be material in relation to the financial statements being audited may occur and not be detected within a timely period by employees in the normal course of performing their assigned functions. However, we noted no matters involving the internal control structure, including procedures for safeguarding securities, that we consider to be material weaknesses as defined above as of December 31, 1995.

This report is intended solely for the use of management and the Securities and Exchange Commission.

                                             /s/  KPMG PEAT MARWICK LLP
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                                                  KPMG PEAT MARWICK LLP


January 19, 1996